Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-251147) pertaining to the Long-term Incentive Plan of Afya Limited of our reports dated March 31, 2022, with respect to the consolidated financial statements of Afya Limited, and the effectiveness of internal control over financial reporting of Afya Limited, included in its Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

Belo Horizonte, Brazil

April 29, 2022